SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

CARBON SCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-144931	20-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511C Ekwill Street, Santa Barbara, California 93111

(Address of principle executive offices)

(805) 456-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2012, Roland Bryan retired as a director of Carbon Sciences, Inc. (the “Company”).

On September 6, 2012, Lee A Daniels was appointed as a director of the Company to fill the vacancy created by Mr. Bryan’s resignation. There are no understandings or arrangements with any third party relating to Mr. Daniels’ appointment.

Mr. Daniels, age 55, is an International Business Professor at the Marriott School of Management at Brigham Young University since 2005. Prior to joining the faculty at BYU, Mr. Daniels worked as the Managing Director/Partner from 2000 to 2005 in one of the world’s largest private equity funds, Texas Pacific Group. Prior to joining Texas Pacific Group Asia, Mr. Daniels was President and Representative Director of Jupiter Telecommunications Corp. (“Jupiter”) from 1998 to 2000. In September of 2000, Jupiter merged with Titus Communications (“Titus”) where Mr. Daniels held the position of President and CEO through 2000. Titus was the leader in providing video, voice and Internet services over a common network infrastructure in Japan. Mr. Daniels spent the majority of his career at AT&T working in sales, marketing, and product management roles in California, New Jersey and Japan. Mr. Daniels was the President and CEO of AT&T Japan from 1994 to 1998 and concurrently served as the Chairman of Jens, one of the first internet service providers in Japan.

Mr. Daniels has had extensive board of directors experience and performed significant community service. From 2008 to 2011, Mr. Daniels served as the Mission President of the Japan Sapporo Mission of The Church of Jesus Christ of Latter Day Saints. He also served for five years as the Chairman of the Board of Directors of the American School in Japan - the largest international school in Japan. He was active with the American Chamber of Commerce in Japan and served as a Sports Commissioner for the Tokyo American Club. He is also a member of the National Advisory Council of the Marriott School of Management at Brigham Young University and the President’s Leadership Council. Mr. Daniels is the only non-Japanese member to have served on three Japanese government special advisory boards for Internet, telecommunications, and digital broadcasting. He has served on numerous boards in Asia and the U.S. Mr. Daniels has participated in humanitarian projects through out the world.

Mr. Daniels was born in Provo, Utah. He graduated from Brigham Young University with a Bachelor of Science Degree in Business Management and was awarded a Master of Arts degree in International Business from Sophia University in Tokyo. He also completed the Executive Development Program at the J.L. Kellogg School of Management at Northwestern University.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carbon Sciences, Inc.

By:	/s/ Byron Elton
Byron Elton
Chief Executive Officer & President

Date: September 7, 2012